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                                                                      EXHIBIT 21


                              WYMAN-GORDON COMPANY
                              FISCAL 1998 FORM 10-K




                      WYMAN-GORDON COMPANY AND SUBSIDIARIES



         The following is a list of Wyman-Gordon's subsidiaries as of May 31, 1998:


                                                                PLACE OF
                                                                INCORPORATION
       NAME OF SUBSIDIARY                                       OR ORGANIZATION
       ------------------                                       ---------------

Cameron Forged Products Limited                                 United Kingdom

Cypress Extrusion Press Corporation                             Delaware

ForCast FSC, Ltd.                                               Virgin Islands

International Extruded Products, LLC                            New York

Precision Founders, Inc.                                        California

Reisner Metals, Inc.                                            California

Scaled Composites, Inc.                                         California

Scaled Manufacturing, Inc.                                      Delaware

Wyman-Gordon Composites, Inc.                                   Delaware

Wyman-Gordon Composite Technologies, Inc.                       California

Wyman-Gordon Forgings, Inc.                                     Delaware

Wyman-Gordon Investment Castings, Inc.                          Delaware

Wyman-Gordon Limited                                            United Kingdom/
                                                                Delaware

Wyman-Gordon Receivables Corporation                            Delaware